UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 28, 2011

GAIAM, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	000-27517	84-1113527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 W. South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (303) 222-3600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 28, 2011 our subsidiary Gaiam Americas, Inc. (“Americas”) completed the previously announced acquisition of VE Newco, LLC (“Target”), a subsidiary of Universal Music Group Distribution Corp. (“Seller”), pursuant to the terms of a Purchase Agreement, dated March 6, 2012 (and as amended on March 9, 2012 and March 12, 2012), by and between Americas and Seller (the “Purchase Agreement”), a copy of which is attached hereto as Exhibit 2.1, and the amendments thereto, which are attached hereto as Exhibits 2.2 and 2.3. The business of Target principally consists of acquiring rights to and distributing entertainment content through home video, digital and television distribution channels.

In consideration for the closing of the acquisition, Americas paid Seller $13.4 million in cash. In connection with the acquisition, Seller will be collecting the pre-closing accounts receivable of Target for a 90 day period following the closing and approximately one half of such accounts receivable will be retained by Seller. To evidence Seller’s right to such amounts, Buyer and Target jointly issued a promissory note to Seller (the “Note”) on the date of the closing, the final value of which will be determined within 45 days following the closing based upon the net assets of Target as of the closing. The terms of the Note provide that for each of the thirty 30 day periods following the closing, Seller is entitled to retain, out of the collected funds, an amount equal to the greater of 1/3 of the pre-closing accounts receivable collected or 1/3 of the principal amount of the Note as payments on the Note, with the balance due, if any, 90 days following the closing. For each such 30 day period, Seller shall remit to Buyer any amounts collected on the pre-closing accounts receivable in excess of the amount Seller is entitled to retain, if any.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the agreement and amendments attached hereto, and the description of the Purchase Agreement which was included in our Current Report on Form 8-K filed on March 15, 2012, as amended by our Current Report on Form 8-K/A filed on March 19, 2012.

We have deleted certain portions of the Purchase Agreement and the amendments thereto containing confidential information in order to avoid substantial competitive harm. Accordingly, we have submitted a request for confidential treatment for portions of Exhibits 2.1, 2.2 and 2.3 attached hereto and filed the confidential portions thereof with the Securities and Exchange Commission simultaneously with the filing of this Current Report on Form 8-K.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) will be filed by amendment not later than 71 days after the date of this Form 8-K.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) will be filed by amendment not later than 71 days after the date of this Form 8-K.

(d)	Exhibits.

Exhibit Number	Description

2.1	Purchase Agreement dated as of March 6, 2012 among Gaiam Americas, Inc. and Universal Music Group Distribution, Corp.*

2.2	Amendment dated March 9, 2012 to Purchase Agreement dated as of March 6, 2012 among Gaiam Americas, Inc. and Universal Music Group Distribution, Corp.*

2.3	Amendment dated March 12, 2012 to Purchase Agreement dated as of March 6, 2012 among Gaiam Americas, Inc. and Universal Music Group Distribution, Corp.*

99.1	Press release dated April 3, 2012.

*	As indicated elsewhere herein, portions of this exhibit have been omitted pursuant to a request for confidential treatment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIAM, INC.

By:	/s/ Stephen J. Thomas
	Name:	Stephen J. Thomas
	Title:	Chief Financial Officer

Date: April 3, 2012

EXHIBIT INDEX

Exhibit Number	Description

2.1	Purchase Agreement dated as of March 6, 2012 among Gaiam Americas, Inc. and Universal Music Group Distribution, Corp.

2.2	Amendment dated March 9, 2012 to Purchase Agreement dated as of March 6, 2012 among Gaiam Americas, Inc. and Universal Music Group Distribution, Corp.

2.3	Amendment dated March 12, 2012 to Purchase Agreement dated as of March 6, 2012 among Gaiam Americas, Inc. and Universal Music Group Distribution, Corp.

99.1	Press release dated April 3, 2012.